Exhibit 5.1

                                  David E. Wise
                                 Attorney at Law
                                  The Colonnade
                           9901 IH-10 West, Suite 800
                            San Antonio, Texas 78230
                                 (210) 558-2858
                           (210) 579-1775 (facsimile)

                                 March 16, 2011

Board of Directors
Datamill Media Corp.
7731 So. Woodridge Drive
Parkland, Florida 33067

     Re: Datamill Media Corp.
         Registration Statement Form S-1

Gentlemen:

     You have requested our opinion with respect to the shares of the Company's common stock, par value $.001 per share ("Common Stock"), included in the Registration Statement on Form S-1 ("Form S-1") to be filed on this date with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Securities Act"), for the purpose of registering 5,000,000 shares of the Company's Common Stock on behalf of the Company ("Shares").

     As securities counsel to the Company, we have examined the original or certified or photostatic copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and its shareholders, and such other documents as we have deemed relevant and/or necessary as the basis of the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the authenticity of originals of such latter documents. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

     Based on, and subject to the foregoing, we are of the opinion that the Shares being registered in the Form S-1 have been duly and validly authorized for issuance and, when issued, will be legally issued, fully paid and non-assessable.

     In rendering this opinion, we express no opinion herein concerning the applicability or effect of any laws of any jurisdiction other than Nevada and the securities laws of the United States of America referred to herein.
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     We hereby consent to the filing of this opinion as an exhibit to the Form
S-1 and to the reference to my name and this firm under the heading "Legal Matters" in the prospectus which forms a part of the Form S-1. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                Law Offices of David E. Wise, P.C.


                                /s/ David E. Wise
                                ----------------------------------
                                DAVID E. WISE
                                Attorney at Law